Written Statement of the Chairman of the Board, President and Chief
              Executive Officer Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Chairman of the Board, President and Chief Executive Officer of Ridgestone Financial Services, Inc. (the "Company"), hereby certify, to the best of my knowledge, that the Quarterly Report on Form 10-QSB of the Company for the quarter ended March 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Paul E. Menzel
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Paul E. Menzel
Chairman of the Board, President and Chief Executive Officer
May 13, 2003







A signed original of this written statement required by Section 1350 has been provided to Ridgestone Financial Services, Inc. and will be retained by Ridgestone Financial Services, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.